EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Psychemedics Corporation

Acton, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-134974, 333-174531 and 333-211745) of Psychemedics Corporation of our reports dated March 4, 2019, relating to the consolidated financial statements and the effectiveness of Psychemedics Corporation’s internal control over financial reporting as of December 31, 2018, which appear in this Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 4, 2019